Exhibit 10.32

                     Confidentiality and Severance Agreement

This Confidentiality and Severance Agreement (the "Agreement") is made as of this 31st day of May, 2000, by and between Robert L. Crutchfield, an individual residing at 1028 Kings Mountain Road, Tuscaloosa, Alabama 35406 (the "Employee"), and Surgical Laser Technologies, Inc., a Delaware corporation (the "Company").

     WHEREAS, the Company desires to engage the services of the Employee as Vice President, Business Planning and also as President of its wholly-owned subsidiary, Surgical Innovations and Services, Inc., a Delaware corporation ("SIS"), and the Employee desires to assume such roles as Vice President and President, respectively, pursuant to the terms of a letter dated April 20, 2000 from the President of the Company to the Employee (the "Offer Letter"); and

     WHEREAS, the Offer Letter provides that the terms of confidentiality, severance and related matters will be set forth in a collateral written agreement;

     NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

     1.   Confidentiality.

     (a) From its inception, the Company has provided to and confided in the Employee, and may provide to him and confide in him in the future, business methods and systems, techniques, methods of operation, discoveries and inventions developed at great expense by the Company ("Trade Secrets") and which the Employee recognizes to be unique assets of the Company's business. The Employee shall not, during or at any time after his employment by the Company or SIS, directly or indirectly, in any manner utilize or disclose to any person, firm, corporation, association or other entity, except to directors, consultants or employees of the Company or SIS in the course of his duties and when required by law: (i) any such Trade Secrets, (ii) any sales prospects, customer lists, products, research or data of any kind, or (iii) any information relating to strategic plans, sales, costs, profits or the financial condition of the Company or SIS or any of its customers or prospective customers, which are not generally known to the public or recognized as standard practice in the industries in which the Company shall be engaged. The Employee further covenants and agrees that he will promptly deliver to the Company all tangible evidence of the knowledge and information described in (i), (ii) and (iii), above, prior to or at the termination of the Employee's employment by the Company or SIS.

     (b) The Employee shall not, either during his employment or at any time after the termination thereof, make any public statement (including a private statement reasonably likely to be repeated publicly) reflecting adversely on the Company or SIS or their business prospects, except for such statements which during the Employee's employment he may be required to make in the ordinary course of his service as an employee of the Company or SIS.

     2.   Severance.

     (a) In the event that the Company should terminate the Employee's employment from the Company and SIS without cause (as defined in Section 2(c) hereof), then for a period of one (1) year from such termination date (the "Restricted Period"), the Company shall continue to pay the Employee his then base salary under the Company's normal payroll procedures and shall further continue to provide at no cost to the Employee all fringe benefits which he had enjoyed immediately prior to termination, with the following exceptions: vacation pay and entitlement to bonus shall cease to accrue to the Employee during the Restricted Period and the Employee shall cease to receive from the Company a car allowance, whether paid directly to him or by way of making lease payments on his behalf. In the event that the Company should terminate the Employee for cause or in the event that the Employee voluntarily terminates his employment from the Company or SIS, then the Company shall have no obligation hereunder to continue during the

     Restricted Period to pay Employee his base salary or to continue any fringe benefits, except as may otherwise be prescribed by law.

     (b) At the end of the Restricted Period, the Employee will be given the option to take over the payments and ownership of any of any disability and life insurance policies which the Company may have been providing for the Employee's benefit, provided that such an option exists under the terms of the applicable policy.

     (c) For purposes of Section 2(a) hereof, "cause" shall include any of the following: (i) habitual intoxication or being under the influence of alcohol or illegal substances while performing services for the Company;
     (ii) indictment by a grand jury for commission of a felony unless such indictment is dismissed within 60 days of is issuance; (iii) theft, misappropriation, embezzlement of Company or SIS assets or other fraud or dishonesty resulting or intended to result directly or indirectly in personal enrichment at the expense of the Company or SIS; (iv) regularly failing or refusing to follow the policies or directives reasonably established by the Company or SIS; (v) willfully and persistently failing to the attend to the Employee's duties; or (vi) committing acts amounting to gross negligence or willful misconduct to the detriment of the Company or its affiliates.

     3.   Non-competition.

     (a) Subject to the geographic limitation of Section 3(b), and irrespective of whether the Employee's termination of employment from the Company and SIS was voluntary or involuntary, the Employee shall not, during the period of his employment and during the Restricted Period engage in, or in any way be concerned with or negotiate for, or acquire or maintain any ownership interest in, any business or activity which is the same as or competitive with that which was conducted by the Company or SIS or which has been engaged in or developed by the Company at any time during the term of employment for specific implementation in the immediate future by the Company, irrespective of whether any such activity is conducted directly or indirectly by the Employee, and irrespective of whether any such activity was conducted on the Employee's own behalf or on behalf of any other person, firm, corporation, association or other entity, whether as an employee or otherwise; provided that the foregoing shall not prohibit the ownership of less than 1% of the outstanding capital stock of a company whose capital stock is listed for trading on a national securities exchange or quoted on the Nasdaq Stock Market.

     (b) The Employee acknowledges that the Company is engaged in business throughout the United States and in many foreign countries and that the Company intends to continue expanding the geographic scope of its activities, and especially those of SIS. Accordingly, and in view of the nature of his positions and responsibilities, the Employee agrees that the provisions of Section 3(a) shall be applicable to each State and each foreign country, possession or territory in which the Company or SIS may be engaged in business at the time of the termination of his employment.

     (c) The Employee agrees that during the period of his employment and during the Restricted Period he will not, directly or indirectly, for himself or on behalf of any third party, at any time in any manner: (i) request or cause any of the Company's or SIS's customers to cancel or terminate any existing or continuing relationship with the Company or SIS; (ii) solicit, entice, persuade, induce, request or otherwise cause any employee, officer or agent of the Company or SIS to refrain from rendering services to the Company or SIS or to terminate his or her relationship, contractual or otherwise, with the Company or SIS; (iii) induce or attempt to influence any supplier to cease or refrain from doing business or to decline to do business with the Company or SIS; (iv) divert or attempt to divert any supplier from the Company or SIS; or (v) induce or attempt to influence any supplier to decline to do business with any businesses of the Company or SIS as such businesses are constituted immediately prior to the termination of his employment.

     (d) The Employee agrees that during the period of his employment and during the Restricted period, he will not, directly or indirectly, for himself or on behalf of any third party, solicit for business, accept any business from or otherwise do or contract to do business with, any person or entity who, at the time of, or any time during the twelve (12) months preceding, such termination, was an active customer or was actively solicited by the Company or SIS according to the books and records of the Company or SIS and within the actual or constructive knowledge of the Employee, provided, however, that nothing herein shall prohibit the Employee during the Restricted Period from transacting business he solicits which is not competitive with services or products offered, furnished or sold by the Company or SIS to such person or entity. During the period of his employment, the Employee shall not engage in any activity or investment if such activity or investment substantially interferes with his duties as an employee of the Company or SIS.

     4.   Discoveries.

     The Employee shall, without additional compensation, promptly disclose in writing to the President of the Company all ideas, formulae, programs, systems, improvements, devices, processes, business concepts, discoveries and inventions (hereinafter referred to singly as a "Discovery" and collectively as "Discoveries"), whether or not suitable for patent or copyright, which the Employee, while employed by the Company or SIS, conceives, makes, develops, acquires or reduces to practice, whether alone or with others and whether during or after usual working hours, and which are related in any respect to the Company's business or interests, or those of SIS, or which are used or usable by the Company or SIS, whether such Discovery is a machine, apparatus, process, article or other object. The Employee transfers and assigns to the Company all right, title and interest in and to each of such Discoveries, including any and all domestic and foreign patent rights or copyrights therein and any renewals thereof. On request of the Company, the Employee shall (without additional compensation) from time to time during his employment or after the termination thereof, execute such further instruments (including without limitation copyright registrations, applications for letters patent and assignments of either) and do all such other acts and things as may be deemed necessary or desirable by the Company to protect and/or enforce its rights in respect of such Discoveries. All expenses of filing or prosecuting or defending any copyright or any patent application shall be borne by the Company, but the Employee shall cooperate in filing, prosecuting or defending any such application.

     5.   Notice.

     Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when sent by certified mail, postage prepaid, addressed as follows:

     If to the Company:

     Surgical Laser Technologies, Inc.
     147 Keystone Drive
     Montgomeryville, PA 18936
     Attn: the President

     If to the Employee, at his personal residence as set forth above.

     Any party may change the persons and addresses to which notice or other communications are to be sent by giving written notice of such change to the other party in the manner provided for giving notice.

     6.   Unenforceability, Invalidity.

     If any term or provision of this Agreement is held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect any other term or provision hereof, and this Agreement shall continue in full force and effect as if such invalid or unenforceable term or provision (to the extent of the invalidity or unenforceability) had not been contained herein.

     7.   Waivers, Changes.

     No waiver by either party of any condition or of the breach by the other of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term or covenant set forth in the Agreement. Moreover, the failure of either party to exercise any rights hereunder shall not bar the later exercise thereof.

     8.   Governing Law.

     This Agreement is entered into and shall be construed in accordance with the laws of the Commonwealth of Pennsylvania.

     9.   Equitable Remedies.

     The Employee acknowledges that his compliance with the covenants in Sections 1, 3 and 4 of this Agreement is necessary to protect the good will and other proprietary interests of the Company and SIS and that, in the event of any violation by the Employee of the provisions of Sections 1, 3 or 4, the Company will sustain serious, irreparable and substantial harm to its business or to the business of SIS, the extent of which will be difficult to determine and impossible to remedy by an action at law for money damages. Accordingly, the Employee agrees that in the event of such violation or threatened violation by the Employee, the Company shall be entitled to an injunction before trial from any court of competent jurisdiction as a matter of course and upon the posting of not more than a nominal bond, in addition to all such other legal and equitable remedies as may be available to the Company. The Employee further agrees that, in the event any of the provisions of Sections 1, 3 or 4 of this Agreement are determined by a court of competent jurisdiction to be contrary to any applicable statute, law or rule, or for any reason to be unenforceable as written, such court may modify any of such provisions so as to permit enforcement thereof as thus modified.

     10.  Arbitration.

     Except as provided in Section 9, any controversy or claim arising out of or relating to this Agreement, or the breach hereof, shall be settled by arbitration in Philadelphia, Pennsylvania, in accordance with the laws of the Commonwealth of Pennsylvania by three (3) arbitrators, one of whom shall be appointed by the Company, one by the Employee and the third of whom shall be appointed by the first two arbitrators. If either party fails to select an arbitrator within 30 days after written notice of demand for arbitration from the other, the other party may have such arbitrator appointed by the American Arbitration Association. If the first two arbitrators cannot agree on the appointment of a third arbitrator within 30 days after their selection, then the third arbitrator shall be appointed by the American Arbitration Association. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction hereof. In the event that it shall be necessary or desirable for the Company and/or the Employee to retain legal counsel and/or incur other costs and expenses in connection with the enforcement of any or all of either party's rights under this Agreement, each party shall bear its own costs and expenses in connection with the enforcement of its rights (including any arbitration award in court), regardless of the final outcome.

     11.  Successors.

     The Agreement shall inure to the benefit of and be binding on the parties and their respective successors in interest. The Employee shall not pledge, hypothecate, anticipate or in any way create a lien upon any amounts provided under this Agreement. This Agreement and the benefits payable hereunder shall not be assignable by either party without the prior written consent of the other; provided, however, that nothing in this Section 11 shall preclude the Employee from designating a beneficiary to receive any benefit payable hereunder upon his death or preclude the executors, administrators or other legal representatives of the Employee or his estate from assigning any rights hereunder to which they become entitled, to the person or persons entitled thereto.

     12.  Entire Agreement.

     (a) This Agreement constitutes the full and complete understanding and agreement of the Employee and the Company respecting the subject matter hereof, and supersedes all prior understandings and agreements, oral or written, express or implied. This Agreement may not be modified or amended orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. It is understood and agreed that this Agreement does not constitute an employment agreement, but that the Employee's employment by the Company and SIS is terminable at will by either party.

     (b) The section headings of this Agreement are for convenience of reference only and are not to be considered in the interpretation of the terms and conditions of this Agreement.

     (c) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the date fist written:


Witness:

/s/ Jeanne H. Hodgins                    /s/ Robert L. Crutchfield
    ---------------------                    -----------------------------------
                                             Robert L. Crutchfield


Attest:                                      Surgical Laser Technologies, Inc.

/s/ Davis Woodward, Sec'y                By: /s/ Michael R. Stewart
-------------------------                    -----------------------------------
                                             Michael R. Stewart, President & CEO